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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Just For Feet, Inc. and subsidiaries on Form S-8 regarding the Just For Feet, Inc. Non-Employee Director Stock Option Plan and the Just For Feet, Inc. Employee Incentive Stock Option Plan of our report dated March 17, 1997 appearing in this Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 31, 1997.

                                           Deloitte & Touche LLP


Birmingham, Alabama
April 24, 1997